UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/20/2009

DISCOVER FINANCIAL SERVICES
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33378

Delaware	36-2517428
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2500 Lake Cook Road
Riverwoods, Illinois 60015
(Address of principal executive offices, including zip code)

224-405-0900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On July 20, 2009, the Company announced that the Board of Directors had unanimously elected Mark Zaeske, age 42, as Senior Vice President, Finance and Chief Accounting Officer of the Company, effective July 27, 2009. Prior to Mr. Zaeske's appointment, Roy Guthrie, the Company's Chief Financial Officer, acted as principal accounting officer. In connection with Mr. Zaeske's election as Senior Vice President, Finance and Chief Accounting Officer, he will be entitled to an annual salary of $500,000 and will be eligible to receive an annual performance-based award under the Company's Amended and Restated 2007 Omnibus Incentive Plan. In order to compensate Mr. Zaeske for certain equity and other awards and benefits which he was required to forfeit upon leaving his prior employer, Mr. Zaeske will receive (i) a grant of 200,000 Company Restricted Stock Units which will vest, subject to certain forfeiture conditions, in three equal annual installments on each January 2 of each year following the grant date and (ii) subject to certain forfeiture conditions, a cash award of $315,000 payable within thirty days of his employment start date. Unless otherwise provided in the restricted stock unit agreement, the restricted stock units may become fully vested before the end of the regular restriction period due to death, disability, retirement, workforce reduction or a change in control of the Company.

Prior to joining Discover, Mr. Zaeske was employed by JPMorgan Chase & Company where he worked for approximately six years in a variety of positions, including as chief financial officer of JPMorgan's Worldwide Securities Services, CFO of the Treasury Services, and CFO of the Commercial Banking Divisions. Most recently, Mr. Zaeske was the Western Hemisphere Regional Executive, Treasury, Liquidity and Investment Products at JPMorgan. Mr. Zaeske has no family relationships with any director or executive officer of the Company. Since December 1, 2007, there have been no transactions, or proposed transactions, to which the Company was or is a party, in which Mr. Zaeske had or is to have a direct or indirect material interest.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.       Description
99.1               Press Release of Discover Financial Services dated July 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: July 20, 2009	By:	/s/ Simon Halfin
Simon Halfin
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Discover Financial Services dated July 20, 2009